Exhibit 10.06

                  THIS WARRANT HAS NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                  OR ANY STATE SECURITIES LAWS.  NO SALE OR
                  DISPOSITION MAY BE EFFECTED WITHOUT (i) AN
                  EFFECTIVE REGISTRATION STATEMENT RELATED
                  THERETO, (ii) AN OPINION OF COUNSEL FOR THE
                  HOLDER, REASONABLY SATISFACTORY TO THE
                  COMPANY, THAT SUCH REGISTRATION IS NOT
                  REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING
                  WITH THE PROVISIONS OF SECTION 8 OF THIS
                  WARRANT.


                        SHELLS SEAFOOD RESTAURANTS, INC.
                      WARRANT TO PURCHASE 1,603,445 SHARES
                        OF COMMON STOCK (this "Warrant")

                                Warrant No.:  006

Shells Seafood Restaurants, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Trinad Capital, L.P., a Delaware limited partnership ("Trinad") or registered assigns, is the registered holder of a warrant (the "Warrant") to subscribe for and purchase one million six hundred three thousand four hundred forty five (1,603,445) shares of the fully paid and nonassessable Common Stock
(as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the
Company, at the price of $0.16 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.01 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean January 31, 2002, and (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include
Other Warrants unless the context hereof or thereof clearly requires otherwise.

The Warrant evidenced by this warrant certificate is a portion of a series of like warrants (collectively, the "Series Warrants") exercisable for the purchase of an aggregate of 8,908,030 shares of the Company's Common Stock (the "Series Warrant Shares") (equal to sixty four and nine-tenths percent (64.9%) of the Company's issued and outstanding Common Stock, calculated on a fully-diluted basis (excluding shares issuable to employees and directors under outstanding stock options and shares issuable upon conversion of the Series A Preferred Stock presently outstanding), on the Date of Grant, which Series Warrants are evidenced by certificates of like tenor (the "Series Warrant Certificates") that have been issued pursuant to that certain Securities Purchase Agreement dated of even date and January 31, 2002 herewith (the
"Securities Purchase Agreement"), between the Company, its subsidiaries, Shells Investment Partners, LLC, Banyon
Investment, LLC., Trinad Capital, L.P. and Galloway
Capital Management, LLC.

1.	Term.  The purchase right represented by this Warrant is
exercisable, in whole or in part, at any time after January 31,
2003 (the "Initial Exercise Date") and from time to time
thereafter through and including the close of business on January 31, 2005 (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b), below, shall apply.
2.    Exercise.
a.    Method of Exercise; Payment; Issuance of New Warrant.
Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time after the Initial Exercise Date, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to
the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.
b.	Automatic Conversion.  In the event that any portion of this
Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall be deemed to have been converted automatically into shares of Common Stock pursuant to the terms of Section 11.2 below immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day) (the "Automatic Conversion Date") and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Conversion Date.
This Warrant shall be deemed to be surrendered to the Company on the Automatic Conversion Date, by virtue of this Section 2(b) and without any action by the holder of this Warrant or any other person. As promptly as practicable on or after the Automatic Conversion Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such conversion.

3.	Stock Fully Paid; Reservation of Shares.  All Warrant Shares
that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the holder of this Warrant or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.	Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this
Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
a.    Adjustment for Initial Errors.  The Company hereby
acknowledges that the 8,908,030 Series A Warrant Shares
constituting the initial number of securities purchasable upon the exercise of the Series Warrants (the "Exercise Quantity")
was based upon the Company's representations as to the amount of outstanding Common Stock (on a fully diluted basis excluding shares issuable pursuant to employee and director stock options and shares issuable upon conversion of the Series A Preferred
Stock presently outstanding)on the Date of Grant, as set
forth in Section 12(i) below, and upon an intention that the full exercise of the Series Warrants would result in the holder obtaining shares of Common Stock constituting 64.9% of the
Company's issued and outstanding Common Stock, calculated on a fully diluted basis (excluding shares issuable pursuant to
employee and director stock options), on the Date of Grant.  If for any reason it shall hereafter be determined that the actual amount of Common Stock outstanding as of the Date of Grant caused the calculation of the Exercise Quantity to be erroneous, then the Company or the holder (whichever shall discover such error) shall notify the other of such determination and the Company shall forthwith reissue the Warrant or the Series Warrants, as the case may be, with an appropriate proportional adjustment in said number to be effective from the Date of Grant.
b.	Reclassification or Merger.  In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities
issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the
Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this
Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant.  Such new Warrant shall provide for
adjustments that shall be as nearly equivalent as may be
practicable to the adjustments provided for in this Section 4.
The provisions of this Section 4(b) shall similarly apply to successive reclassifications, changes, mergers and transfers.
c.	Subdivision or Combination of Shares.  If at any time while
this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.
d. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.
e. Sales to Affiliates. If at any time while this Warrant is outstanding and unexpired the Company shall sell or grant shares of its equity securities or rights, options, warrants or convertible or exchangeable securities of the Company to any Affiliate of the Company, in all instances at below fair market value, then the Warrant Price shall be reduced, from and after the date of such sale, to the lesser of (i) the price to such Affiliate of the Company and (ii) that price determined by multiplying the Warrant Price in effect immediately prior to such date of sale by a fraction (x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale. The number of shares for which the Warrant is exercisable shall be proportionately increased so that the aggregate Warrant Price shall remain the same. In the event such sale is not so consummated, the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if the Affiliate of the Company had not so purchased such shares, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment was made. As used herein, "Affiliate of the Company" shall mean (1) any Person (other than Shells Investment Partners, LLC, Banyon Investment, LLC or any Affiliate of either entity) that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Company, (2) any owner, shareholder or director of the Company, and (3) any spouse or any person related by birth or marriage to any Affiliate of the Company described in clauses (1) and (2) above and "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
f. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date
(or issuance date, as the case may be) shall be determined by multiplying the Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such purchase or subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, provided however, the Company shall adjust the number of Warrant Shares issued upon any exercise of this Warrant after the adjustment required pursuant to this Section 4(f) but prior to the date such subsequent adjustment is made, in order to equitably reflect the fact that such rights, options, warrants, or convertible or exchangeable securities were not so issued or expired or ceased to be convertible or exchangeable before they were exercised, converted, or exchanged (as the case may be).
g. Special Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in Sections
4(c) and 4(d) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 4(e) above), the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed;
and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.
h. Other Issuances of Securities. In case the Company or any Subsidiary shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities or issued in any of the transactions described in Sections 4(b), 4(c), 4(d), 4(e), 4(f) or 4(g) above,
(ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, (iii) this Warrant and any shares issued upon exercise thereof, (iv) shares or options issued to employees or directors of the Company, (v) warrants issued as compensation or in lieu of payment in connection with legitimate business arrangements and (vi) shares issues upon conversion of the shares of the Company's preferred stock outstanding on the date of this Warrant), at a price per share of Common Stock

(determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(h), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(h), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made.
i. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
j.    Determination of Fair Market Value.  For purposes of this
Section 4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day),
(ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal, or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty percent (50%) of all of the Warrant Shares then issuable hereunder (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Requesting Holders, however, if the Valuation is within 90% of either party's valuation, then the other party shall pay all of the costs and fees of such investment banking firm.
For purposes of this Section 4(j), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (iii) above.
k. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a Subsidiary for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to Section 4(h) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants (except where such reduction or decrease results from a combination of shares described in Section 4(c) above), the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(k) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the holder of this Warrant a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

6. Dividends. The Company shall not make any dividend or distribution to its shareholders prior to the Initial Exercise Date. After the Initial Exercise Date, in the event that the Company shall fix a record date for the making of any dividend or distribution to holders of shares of Common Stock, the Company shall notify the holder of the Warrants, in writing, at least 30 days in advance of the record date for the proposed dividend or distribution.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(j) above) of a share of Common Stock on the date of exercise.

8.    Compliance with Securities Act; Disposition of Warrant or
Warrant Shares.
a.	Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common
Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act. Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward
distribution or resale.
This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form: "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
(ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii)
RECEIPT OF A 	NO-ACTION LETTER(S) FROM THE APPROPRIATE
GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE
SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY." In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:
    (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.
     (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.
      (3)  The holder further understands that this Warrant and
the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.
      (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things:  the availability of certain public
information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the
specified limitations stated therein.
      (5)  The holder further understands that at the time it
wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be
satisfying the current public information requirements of
Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.
      (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation
A, or some other registration exemption will be required; and
that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
b.	Exchange.  This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common
Stock upon surrender to the Company by the registered holder hereof in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.
c.	Disposition of Warrant or Warrant Shares.  With respect to
any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company.
If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to Affiliates of the LLC without regard to this
Section 8, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company . Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, "Affiliate of the LLC" shall mean (x) any owner, shareholder, partner or member of the LLC, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the LLC.

9.	Rights as Stockholders; Information.  Except as otherwise set forth in Section 6 above, no holder of this Warrant, as such, shall be entitled or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

10.   Registration Rights.

10.1	Demand Registration Rights.
a.	The Company covenants and agrees that at any time after
January 1, 2003 and after receipt of a written request (a "Demand Registration Request") from the holder(s) of Registrable Securities (as defined below (together, the "Securityholders") constituting at least fifty percent (50%) of the Registrable Securities on such date and then eligible for inclusion in a registration pursuant to this Section 10.1, stating that the Initiating Securityholders (as defined below) desire and intend to have the Company register (a "Demand Registration") all or a portion of the Registrable Securities held by them under such circumstances, the Company shall give notice (the "Registration Notice") to all of the Securityholders within thirty
(30) days of the Company's receipt of such registration request, and the Company shall cause to be included in such registration all Registrable Securities requested to be included therein by any such Securityholder by notice received by the Company within fifteen (15) days after such Registration Notice is sent by the Company (subject to the provisions of the final sentence of this
Section 10.1(a)). After such fifteen (15)-day period, the Company shall file as promptly as practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act and remain effective for six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such six (6)-month period; provided, however, that no request may be made pursuant to this Section 10.1(a) if within six (6) months prior to the date of such request a registration statement pursuant to this Section 10.1(a) shall have been declared effective by the SEC; provided, further, that, subject to the following sentence, the Company shall not be obligated to effect any such registration pursuant to this Section 10.1 after the Company has effected one (1) such registration pursuant to this Section 10.1; provided, further, that to the extent that any Registrable Securities requested to be included in the initial registration requested under this Section 10.1(a) are not so included as a result of the provisions of the final sentence of this Section 10.1(a), the Company shall be obligated to effect one
(1) additional registration pursuant to this Section 10.1. Furthermore, at any time that the Company shall be eligible to file a registration statement on Form S-3, each Securityholder that then owns fifteen percent (15%) or more of the Registrable Securities then outstanding (a "Substantial Holder") that shall make a written request to the Company shall be entitled to have all or any number of such Securityholder's Registrable Securities included in a registration with the SEC in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration" and such request a "Shelf Registration
Request"); provided, however, that the Company shall be obligated to effect no more than such number of Shelf Registrations as may be necessary to provide each and every Substantial Holder with the right to request one (1) Shelf Registration. Each Securityholder making a demand for registration under this Section 10.1 is referred to herein as an "Initiating Securityholder." For purposes of this Section 10, a registration shall not be deemed to have been effected hereunder unless a registration statement including at least eighty-five percent (85%) of the Registrable Securities requested to be included therein has been declared effective and, subject to Section 10.3(b) hereof, remained effective (i) in the case of a Demand Registration for a period of six (6) months (or such shorter period as is permitted in the second sentence of this Section 10.1) and (ii) in the case of a Shelf Registration, for a period of one (1) year or until all of the Registrable Securities included in such registration statement have been sold. In the event of an underwritten offering pursuant to this Section 10.1, if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution within a price range acceptable to the Initiating Securityholders, then the securities to be included in the registration shall be limited to such number as can be sold within such price range and shall be included in the following order: (i) first, pro rata among the Registrable Securities requested to be included therein by the Securityholders, according to the number of Registrable
Securities requested to be included by each such Securityholder requesting inclusion therein, and (ii) then, such other securities requested to be included therein by the Company and the holders of such other securities holding registration rights, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein.
b.	For purposes of this Section 10.1, the Securityholders who
have requested registration of Common Stock to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to execise such Warrants and to sell, transfer or otherwise dispose of the Warrant Shares received upon exercise of such Warrants in such registration.
c.	[intentionally omitted]
d.	As used in this Warrant, the term "Registrable Securities"
means the shares of Common Stock issued or issuable on exercise of the Series Warrants; provided, however, that the Registrable Securities shall not include any shares that as of the date in question have theretofore been registered and sold pursuant to the Securities Act or that have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act, and, provided, further, the Company shall have no obligation hereunder to register any Registrable Securities if the Company shall deliver to the holders requesting such registration an opinion of counsel reasonably satisfactory to such holders and their counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities.

10.2	Incidental Registration.
a.	The Company covenants and agrees with the Securityholders
that in the event that the Company proposes after the Date of Grant to file a registration statement under the Securities Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty
(20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Registrable Securities as they may request. The Company shall consult with, and to the extent determined to be nondetrimental use its reasonable good faith efforts to cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its view, the inclusion in such offering of Common Stock could materially adversely affect such offering) to permit the holders of Registrable Securities requested to be included in the registration to include such Registrable Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Registrable Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. All Securityholders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section 10.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its view, the distribution of all or a specified portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company could materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution at a price acceptable to the Company or the securityholders initiating such registration, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i) first, the securities the Company proposes to include therein, and (ii) second, Registrable Securities requested to be included in such registration by Securityholders pursuant to this Section 10.2 together with all other securities requested to be included therein by holders having registration rights, pro rata among the holders of such securities according to the number of securities requested to be included by each such holder requesting inclusion therein.
b.	In  the event that a holder or holders of the Company's
securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration could materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i) first, the securities the Company proposes to include therein;
(ii) second, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, and (iii) third, Registrable Securities requested to be included in such registration by Securityholders pursuant to this Section 10.2 together with all other securities requested to be included therein by holders having registration rights, pro rata among the holders of such securities according to the number of securities requested to be included by each such holder requesting inclusion therein. For purposes of this Section 10.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

10.3	Company's Obligations.
a.	In connection with the registration of Registrable Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 10.1 or Section 10.2 above, the Company agrees to:
(i) prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;
(ii)  enter into a cross-indemnity agreement, in customary form, with each underwriter, if any;
(iii) subject to the provisions of  Section 10.1 and Section
10.2 regarding reductions in Registrable Securities to be included in a registration, include in the registration statement filed with the SEC, the Registrable Securities for which requests for registration have been made; and promptly after filing of such a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents so filed including, if requested, documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;
(iv) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such
registration statement effective for such period as required herein, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;
(v) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities proposed to be sold by such Seller;
(vi)	use its reasonable best efforts to register or qualify such
Registrable Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests in writing and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such
Seller to consummate the disposition in such jurisdictions
of the Registrable Securities owned by such Seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, or subject itself to taxes, in all instances, but for this Section 10.3(a)(vi), or (B) consent to general service of process in any such jurisdiction;
(vii)	notify each Seller, at any time when a prospectus
relating to such Seller's Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements
therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the
statements therein not misleading;
(viii)cause all such Registrable Securities to be listed on
any Exchange or NASDAQ on which similar securities issued by the Company are then listed;
(ix)	provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;
(x)	to the extent of an underwritten offering, enter into an
underwriting agreement in customary form and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(xi)	make available for inspection by the Sellers and one (1)
counsel acting for them, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company reasonably requested, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;
(xii)	with respect to any underwritten offering, use its
reasonable good faith efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;
(xiii)with respect to an underwritten offering, use its
reasonable good faith efforts to obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to a majority in interest of the Sellers; and
(xiv)	otherwise use its commercially reasonable good faith
efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
b.	Any other provisions of this Section 10 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time (not to exceed one hundred twenty (120) days) thereafter to effect any registrations pursuant to this Section 10, at any time at which, in the Company's
reasonable judgment, (i) there is a development involving
the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party.  In the event a registration is postponed in
accordance with this Section 10.3(b), (x) the Company must (unless otherwise instructed by those holders who requested such registration) file the requested registration within six (6)
months from the date the Company first received the request of the holders, (y) the Company may not defer the filing of a requested registration pursuant to this Section 10.3(b) more than once in any twelve (12)-month period, and (z) there shall be added to the period during which the Company is obligated to keep a registration effective the number of days for which the
registration was postponed pursuant to this Section 10.3(b).
c.	The Company may require that each Seller, as a condition to
registering his, her or its Registrable Securities pursuant
hereto, furnish the Company with such information regarding such Seller, the number of the Registrable Securities owned by it, and the intended method of distribution of the Registrable Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.
d.	Each Seller agrees that, upon receipt of any notice from the
Company of the occurrence of any event of the kind described in
Section 10.3(a)(vii) above, such Seller shall forthwith
discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 10.3(a)(vii) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the
prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period mentioned in Section 10.3(a)(iv) above shall be extended by the number of days during the period from and including the date of giving of such notice to and
including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 10.3(a)(vii) above.
e.	The Company shall not file or permit the filing of any
registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is required by the Securities Act or any similar federal statute then in force.

10.4	All expenses incident to the Company's performance of or
compliance with this Warrant, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 10.3(a)(vi) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers (selected by those Sellers owning a majority of the Registrable Securities included in such registration), independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, which discounts, commissions or fees with respect to any Seller's respective shares shall be paid by such Seller, and legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on any Exchange and/or NASDAQ on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

10.5	In connection with the preparation and filing of each
registration statement under the Securities Act pursuant to this
Section 10, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, subject to execution of a confidentiality agreement reasonably acceptable to the Company.

10.6	Indemnification
a. In the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the extent permitted by applicable law, in the case of any registration statement filed pursuant to Section 10.1 or Section 10.2, the Seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or employee or agent or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether
commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities
Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and the Company shall
reimburse such Seller and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the
Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by the indemnified party for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act
to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable
Securities by such Seller.
b.	In the event that the Company includes any Registrable
Securities of a prospective Seller in any registration statement filed pursuant to Section 10.3, such prospective Seller shall, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which the Company or any such director or officer or employee or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in
respect thereof) arise out of or are based upon any untrue
statement or alleged untrue statement of any material fact
contained in any registration statement under which such
Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospective Seller shall reimburse the Company and any such director, officer, employee, agent, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.
c.	The Company shall be entitled to receive indemnities from
underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with
respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.
d.	Promptly after receipt by an indemnified party of notice of
the commencement of any action or proceeding involving a claim referred to in this Section 10.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any
indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the
preceding subdivisions of this Section 10.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.
If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such
indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other
expenses reasonably incurred in connection with the
defense thereof incurred by the indemnified party.  No
indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enterinto any settlement of any such action the defense
of which has been assumed by an indemnifying party without the consent of such indemnifying party.
e.	Indemnification and contribution similar to that specified in this Section 10.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.
f.	The indemnification required by this Section 10.6 shall be
made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
g.	If the indemnification provided for in this Section 10.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any unreimbursed legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.6(g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 10.6(g). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.7	Market Stand-Off Agreement.  If requested by the managing
underwriter of an offering for which securities of such Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities as determined by such managing underwriter and set forth in a letter delivered to such Securityholder, so long as the officers, directors and all holders of five percent (5%) or more of the shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock of the Company are also required to so withhold their shares for such period. The obligations described in this Section 10.7 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

10.8	Assignment of Rights; Termination.  The rights granted under this Section 10 shall be deemed assigned to the transferee of any of the Registrable Securities and, in all instances, will terminate on the three (3) year anniversary of the Expiration
Date.

11.	Additional Rights.

11.1	Mergers.  In the event that the Company undertakes to (i)
sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned Subsidiary), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

11.2	Right to Convert Warrant into Common Stock; Net Issuance.
a.	Right to Convert.  In addition to and without limiting the
rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 11.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the
Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration)
that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date
(as defined in Section 11(b) hereof), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate
Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) share of Common Stock on the Conversion Date. Expressed as a formula, such conversion shall be computed as follows:
X= A - BY
Where:  X = the number of shares of Common Stock that may be issued to holder
Y = the fair market value (FMV) of one (1) share of Common Stock
A = the aggregate FMV (i.e., FMV x Converted Warrant Shares)
B = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date.
b.	Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 11(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.
Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the
Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.
c.	Determination of Fair Market Value.  For purposes of this
Section 11.2, "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(j) above, provided however, if the shares of Common Stock are traded, then "fair market value" shall be determined by the closing price, the last sales price or the average of the closing bid and ask prices, as applicable, on the date of exercise.

12. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:
a.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all required power and authority to own and operate its properties and assets, to carry on its business as now conducted and proposed to be conducted, to issue this Warrant, and to carry out the transactions contemplated hereby and thereby.
b.	The Company is in good standing wherever necessary to carry
on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and reasonably could not be expected to have a Material Adverse
Effect.
c.	As of the closing Date, The Company has no Subsidiaries other than as set forth on Schedule 4.1(c) to the Securities Purchase
Agreement.
d.	This Warrant has been duly authorized and executed by the
Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;
e. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and
nonassessable;
f.	The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;
g.	The execution and delivery of this Warrant are not, and the
issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage,
contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or
local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;
h. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;
i.	The authorized capital stock of the Company, and the number
of such shares issued and outstanding, are set forth on Schedule 4.1(d) of the Securities Purchase Agreement immediately prior to the Date of Grant. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;
j.	Except as set forth on Schedule 4.1(d) of the Stock Purchase
Agreement, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any
outstanding security or other instrument; andk.	The Company is
not subject to any obligation (contingent or otherwise) to
repurchase or otherwise acquire or retire any shares of its
capital stock or any security convertible into or exchangeable for any of its capital stock.
13.	Modification and Waiver.  This Warrant and any provision
hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought, except that the provisions of
Section 10 hereof may be amended with the consent of the
Company and the holders of Registrable Securities constituting a majority of the Registrable Securities then outstanding. For purposes of Section 10 and this Section 13, "Registrable
Securities then outstanding" shall mean, with respect to a
specified determination date, the Registrable Securities owned (beneficially or of record) by all Securityholders on such date.
14.	Notices.  Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 15 by giving the other party written notice of the new address in the manner set forth herein.

15.	Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger,
consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the
Company's expense, acknowledge in writing its continuing
obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.
16.	Lost Warrants or Stock Certificates.  The Company covenants
to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of
an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
17.	Descriptive Headings.  The descriptive headings of the
several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
18.	Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be
governed by, the laws of the State of Delaware.
19.	Survival of Representations, Warranties and Agreements.  All
representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) and the termination or expiration of rights hereunder and shall terminate three years after the date of this Agreement. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
20.	Remedies.  In case any one (1) or more of the covenants and
agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
21.	Acceptance.  Receipt of this Warrant by the holder hereof
shall constitute acceptance of and agreement to the foregoing terms and conditions.
22.	No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.


IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


SHELLS SEAFOOD RESTAURANTS, INC.
a Delaware corporation


By: /s/ Leslie J. Christon
    President and Chief Executive Officer

Address:    16313 N. Dale Mabry Hwy, Suite 100
             Tampa, Florida 33618



Dated: June 21, 2004




NOTICE TO FLORIDA RESIDENTS:
WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT) (THE "ACT"), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE ACT SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.


EXHIBIT A
NOTICE OF EXERCISE



To:	SHELLS SEAFOOD RESTAURANTS, INC.



1.	The undersigned hereby elects to purchase         shares of
Common Stock of SHELLS SEAFOOD RESTAURANTS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________
  (Name)


_______________________________
_______________________________
(Address)
3.	The undersigned represents that the aforesaid shares are
being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.
In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.


__________________________________
(Signature)



_____________________
      (Date)


Schedule 1


INVESTMENT REPRESENTATION STATEMENT



Purchaser:
Company:	SHELLS SEAFOOD RESTAURANTS, INC.
Security:	Common Stock
Amount:
Date:



In connection with the purchase of the above-listed securities
(the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:
(a)	The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the
Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").
(b)	The Purchaser understands that the Securities have not been
registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.
(c)	The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the
Securities Act or unless an exemption from registration is
otherwise available.  In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.
(d)	The Purchaser is aware of the provisions of Rule 144 and
144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject
to the satisfaction of certain conditions, if applicable,
including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the
specified limitations stated therein.
(e)	The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.
(f)	The Purchaser further understands that in the event all of
the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation
A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
Purchaser:
Date:


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